Exhibit 3.175

Delaware	PAGE 1
The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT HOLDINGS 3, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF APRIL, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF JANUARY, A.D. 2002, AT 4:30 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LIFEPOINT HOLDINGS 3, INC.”.

3032162 8100H	/s/ Jeffrey W. Bullock

110292798 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620363 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/30/1999
991171793 — 3032162
CERTIFICATE OF INCORPORATION
of
LIFEPOINT HOLDINGS 3, INC.
     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
     The name of the Corporation is: LifePoint Holdings 3, Inc. (hereinafter referred to as the “Corporation”).
ARTICLE II
     The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington DE 19805, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
     The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
     The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.
ARTICLE V
     Elections of directors need not be by written ballot unless required by the by-laws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE VI
     In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeat by-laws adopted by the Board of Directors.
ARTICLE VII
     No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit any liability that may exist with respect to (1) a breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation’s directors to the Corporation or its stockholders to the fullest extent permitted by Section l02(b)(7) of the Delaware General Corporation Law, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (as in effect on the date hereof and as such Section may be amended after the date hereof) each person that such Section grants the Corporation the power to indemnify.
ARTICLE VIII
     The name and address of the sole incorporator is as follow:
Jennifer Meyer
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, NY 10019

     IN WITNESS WHEREOF, the undersigned has executed this document as of the 30th day of April, 1999.

/s/ Jennifer Meyer
Jennifer Meyer
Sole Incorporator

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
*****
LifePoint Holdings 3, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.
     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
     That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 15 day of ____ January ____, 2002.

LifePoint Holdings 3, Inc.
/s/ William F. Carpenter
Title: Secretary

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/24/2002
020049291 — 3032162